UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	November 19, 2019

First Bancorp
(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

300 SW Broad Street,
Southern Pines,	NC	28387
(Address of Principal Executive Offices)		(Zip Code)

(910) 246-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class            Trading symbol        Name of each exchange on which registered:
Common Stock, No Par Value        FBNC            The Nasdaq Global Select Market

First Bancorp

Item 8.01 — Other Events
On November 19, 2019, the Registrant issued a news release to announce that it had increased its dividend rate and a share repurchase program.
The Registrant reported that its Board of Directors had declared a cash dividend of $0.18 per share on its common stock payable on January 24, 2020 to shareholders of record as of December 31, 2019. The $0.18 dividend rate represents a 50% increase over the prior dividend rate of $0.12.
The news release also stated that the Registrant’s Board of Directors has authorized an updated share repurchase program (the “Share Repurchase Program”), pursuant to which the Company may purchase shares of its common stock for an aggregate repurchase price not to exceed $40 million. The initial expiration of the Share Repurchase Program is set for December 31, 2020. The Share Repurchase Program does not obligate the Company to purchase any shares. The authorization for the Share Repurchase Program may be terminated by the Company’s Board of Directors at any time. The Share Repurchase Program replaces a similar program announced on February 5, 2019 that provided up to $25 million of repurchase authorization. The Company repurchased shares with a total price of $10 million under that program.

Item 9.01 – Financial Statements and Exhibits
Exhibit 99(a) – News Release dated November 19, 2019

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Bancorp

November 19, 2019	By:	/s/ Richard H. Moore
Richard H. Moore
Chief Executive Officer

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